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                                                                   EXHIBIT 10.23

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Executive Employment Agreement (the "Agreement") is made the 5th day of June, 1996, by and between National Energy Group, Inc., a Delaware corporation acting by and through its hereunto duly authorized officer (the "Company"), and Sue Barnard (the "Executive").

         WHEREAS, the Executive is presently in the employ of Alexander Energy Corporation, an Oklahoma corporation ("Alexander"), and the Company is willing to employ the Executive after the merger (the "Merger") of Alexander into NEG-OK, Inc., a Delaware corporation and subsidiary of the Company ("NEG-OK") pursuant to the Agreement and Plan of Merger dated as of June 6, 1996, by and among the Company, NEG-OK, and Alexander; and

         WHEREAS, in consideration of such employment assurances, the Executive is willing to remain in the employ of the Company in the capacity of Vice President of Administration and Human Resources and Corporate Secretary during the term of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions hereof, the Company and the Executive hereby agree as follows:

         1. EMPLOYMENT. In consideration of the benefits hereinafter specified, the Executive hereby agrees to be employed by the Company in the capacities of Corporate Secretary and Vice President of Administration and Human Resources during the term of this Agreement and to discharge her duties in such capacities during such term.

         Notwithstanding the foregoing, at any time after the Closing Date and prior to the end of the initial six-month period following the Closing Date, either the Executive or the Company may terminate "at will" the Executive's employment with the Company. In the event of such termination of the Executive's employment, the Company will pay the Executive an amount equal to twice the Executive's annual salary at such time. Such payment shall be in lieu of any other amounts payable to the Executive hereunder and shall be made in a single lump sum within 30 days after such termination of the Executive's employment. The term of this Agreement shall end on the date of such termination of the Executive's employment but the obligations of the Company shall continue until fully paid and satisfied.

         2. EXCLUSIVE SERVICES. The Executive shall devote her full working time, ability and attention to the business of the Company during the term of this Agreement and shall not, directly or indirectly, render any services of a business, commercial or professional nature to any other person, corporation or organization, whether for compensation or otherwise, without the prior knowledge and consent of the Board of Directors of the Company; provided, however, that the provisions of this Agreement shall not be construed as preventing the Executive from investing in other non- competitive businesses or enterprises if such investments do not require substantial services on the part of the Executive in the affairs or operations of any such business or enterprise so as to significantly diminish the performance by the Executive of her duties, functions and responsibilities under this Agreement. During the term of this Agreement, the Executive shall not, directly or indirectly, either through any kind of ownership (other than




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ownership of securities of publicly held corporations of which the Executive owns less than five percent (5%) of any class of outstanding securities) or as a director, officer, agent, employee or consultant engage in any business that is competitive with the Company.

         3. AUTHORITY AND DUTIES. During the term of this Agreement, the Executive shall have such authority and shall perform such duties, functions and responsibilities as are specified by the Bylaws of the Company, the President of the Company and/or as are appropriate for the offices of Corporate Secretary and Vice President of Administration and Human Resources and shall serve with the necessary power and authority commensurate with such positions.

         4. TERM. The term of this Agreement shall begin on the Closing Date (as hereinafter defined) and shall end thirty (30) months after the Closing Date. This Agreement shall have no force and effect unless and until the Merger is consummated. Notwithstanding the foregoing, this Agreement shall terminate immediately upon the resignation of the Executive, the Executive's death, or the termination of the Executive's employment by the Company for Cause (as hereinafter defined); however, the obligations of the Company to the Executive under this Agreement shall continue until fully paid and satisfied. For purposes of this Agreement, an annual period is a 365-day period beginning on the date the Merger is consummated (the "Closing Date") or an anniversary thereof and ending on the anniversary of such date.

         5. COMPENSATION. In consideration for the services to be rendered by the Executive to the Company and/or its subsidiaries during the term of this Agreement:

                 (a) The Company shall pay to the Executive an annual salary of at least $60,000 during the term of this Agreement. The annual base salary amount set forth above shall be paid to the Executive in equal semi- monthly installments during the term of this Agreement, provided that the installment shall be prorated for partial months.

                 (b) The Company shall deliver to the Executive on the Closing Date certificates representing $20,000 of nonregistered shares, free and clear of any liens or encumbrances, of the Common Stock, par value $0.01 per share, of the Company at the average closing price of the Common Stock for the ten business days preceding the Closing Date. The stock will be registered with the next SEC filing for such purposes, but in no event shall such registration be more than 12 months from the Closing Date.

The amounts set forth above are compensation to the Executive or gross amounts due hereunder and the Company shall have the right to deduct therefrom all taxes and other amounts which may be required to be deducted or withheld by law (including, but not limited to income tax withholding, social security and medicare payments) whether such law is now in effect or becomes effective after the execution of this Agreement.

         6.      BENEFITS AND BUSINESS EXPENSES.  During the term hereof:

                 (a) The Executive shall be entitled to participate in programs maintained by the Company for the benefit of its employees and to participate in new or amended programs, including, but not limited to, medical, health, life, accident and disability





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         insurance programs, pension plans, incentive compensation plans, bonus plans, stock option plans, stock appreciation rights plans, and limited stock appreciation rights plans.

                 (b) The Executive shall be reimbursed for any business expenses reasonably incurred in carrying out her duties, functions and responsibilities upon presentation of expense reports to the Company. The Company shall also reimburse the Executive for her reasonable, out-of-pocket expenses for travel and room and board incurred while performing services for the Company outside of Oklahoma City, Oklahoma during the period beginning on the Closing Date and ending on the date six (6) months thereafter. The Company shall also reimburse the Executive for her reasonable living expenses in Dallas incurred during the period beginning with the Closing Date and ending six (6) months after the Closing Date.

                 (c) Upon presentation of expense reports to the Company, the Executive shall be reimbursed for up to $15,000 of actual moving expenses, including realtor's fees and closing costs, incurred in relocating from Oklahoma to continue performing duties under this Agreement.

                 (d) If the Executive's employment with the Company terminates and the Executive is eligible for and elects to receive "continuation coverage" under the Consolidated Omnibus Budged Reconciliation Act of 1984, then while such election is in effect, the Company will pay the Executive an amount equal to the premium required for such continuation coverage. At the Executive's direction, such amount shall be paid directly to the entity that collects the premium for such continuation coverage.

         7. SEVERANCE BENEFITS AFTER CHANGE OF CONTROL. In addition to such compensation and other benefits payable to or provided for the Executive as authorized by the Board from time to time, Executive shall be entitled to receive in lieu of the compensation described in paragraph 5 hereof, and the Company shall pay or provide to the Executive the following severance benefits (the "Severance Benefits") in the event that, during the term hereof, the Company discharges the Executive without cause or the Executive resigns for good reason after a Change of Control, to- wit:

                 (a) The Company shall pay to the Executive a lump sum cash payment (multiplied by the applicable factor described below) payable on such date of termination of employment equal to the Executive's "base compensation" then in effect, which shall, and is defined to, consist of the sum of (i) the Executive's annual base salary then in effect, (ii) the amount of the last annual cash bonus paid or granted to, or earned by, the Executive, and (iii) the average annual total amounts of the Company's contributions to its retirement plan allocable to the Executive on a fully vested basis for the last or last two fiscal years of the retirement plan. The amount of the "base compensation" payable to the Executive pursuant to this Section 7(a) shall be (a) multiplied by the number three (3) for the purposes of determining the lump sum cash severance payment due under this
         Section 7(a).

                 (b) All stock options granted by the Company to the Executive, all contributions made by the Executive and by the Company for the account of the


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         Executive to any pension, retirement or any other benefit plan, and all other benefits or bonuses, including but not limited to net profits interests which contain vesting or exercisability provisions conditioned upon or subject to the continued employment of the Executive, shall become fully vested and exercisable and shall remain fully exercisable for a period of the later of three hundred sixty
         (360) days after (i) the date of such termination of employment; or
         (ii) the termination of this Agreement.

                 (c) The Company shall continue the participation of the Executive in all life, accident, disability, medical, dental and all other health and casualty insurance plans maintained by the Company for its officers and employees for a period of one (1) year after the date of such termination of employment or for such longer period as may be required by applicable law.

                 (d) Notwithstanding any provision of this Agreement to the contrary, if the Executive is a disqualified individual (as the term "disqualified individual" is defined in Section 280G of the Code) and if any portion of the Severance Benefits under this Section 7 of this Agreement would be an excess parachute payment (as the term "excess parachute payment" is defined in Section 280G of the Code) but for the application of this sentence, then the amount of the Severance Benefits otherwise payable to the Executive pursuant to this Agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of the Severance Benefits, as so reduced, constitutes an excess parachute payment. The determination of whether any reduction in the amount of the Severance Benefits is required pursuant to this Section 7(d) will be made by the Company's independent accountants. The fact that the Executive has her Severance Benefits reduced as a result of the limitations set forth in this Section 7(d) will not of itself limit or otherwise affect any rights of the Executive arising other than pursuant to this Agreement.

                 (e) The Company has determined that the amounts payable under this Agreement constitute reasonable compensation for services rendered. Accordingly, notwithstanding any other provision hereof, unless such action would be expressly prohibited by applicable law, if any amount is paid pursuant to this Agreement which is determined to be subject to the excise tax imposed by Section 4999 of the Code, the Company will pay to the Executive an additional amount in cash equal to the amount necessary to cause the aggregate amount payable under this Agreement, including such additional cash payment (net of all federal, state and local income taxes and all taxes payable as the result of the application of Sections 280G and 4999 of the Code), to be equal to the aggregate amount payable under this Agreement, excluding such additional payment (net of all federal, state and local income taxes), as if Sections 280G and 4999 of the Code (and any successor provisions thereto) had not been enacted into law.

         8. DEFINITION OF CHANGE OF CONTROL. For purposes of this Agreement, "Change of Control" shall mean the occurrence of one or more of the following events: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons or entities shall have become the beneficial owner of a majority of the securities of the Company ordinarily having the right to vote in the election of directors, (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors





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of the Company (together with any directors who are members of such Board of
Directors of the Company on the date hereof and any new directors whose election by such Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company to any person or entity or group (as so defined in Section 13(d)(3) of the Exchange
Act) of persons or entities (other than any wholly owned subsidiary of the Company) or (iv) the merger or consolidation of the Company into or with another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any person or entity or group (as so defined in Section 13(d)(3) of the Exchange Act) of persons or entities, or the stockholders of any other entity, shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors.

         9. RESIGNATION FOR GOOD REASON. For the purposes of this Agreement, the Executive shall have resigned for good reason if any one of the following conditions existed at the time of her resignation:

               (a) If the Company shall have assigned to the Executive authority and responsibilities less significant than, or not comparable to, that which she had in her capacity as Vice President of Administration and Human Resources and Corporate Secretary immediately preceding a Change of Control or shall otherwise so limit or restrict her authority and responsibilities after a Change of Control;

                 (b) The Company shall have reduced the Executive's annual base salary below her annual base salary in effect on the effective date of a Change of Control or the Company shall have reduced the Executive's annual cash bonus below that of her last annual cash bonus prior to the effective date of a Change of Control; or

                 (c) The Company shall have taken any actions having the purpose or intent and the effect of inducing the Executive to resign, such as failing to provide the Executive with all personnel benefits which are otherwise generally provided to executive officers of the Company or reasonably necessary or appropriate for the performance by the Executive of her duties as Vice President of Administration and Human Resources and Corporate Secretary of the Company.

         10.     PLACE OF PERFORMANCE.  During the term hereof:

                 (a) The principal office of the Executive and the principal place for performance of her duties, functions and responsibilities under this Agreement shall be (i) in the City or suburbs of Oklahoma City, Oklahoma from the Closing Date to the date that the Executive moves to Dallas, Texas, which move shall occur within six (6) months





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         of the Closing Date, and (ii) in the City or suburbs of Dallas, Texas, from and after such moving date.

                 (b) It is recognized that the performance of the Executive's duties hereunder may occasionally require the Executive, on behalf of the Company, to be away from her principal office for business reasons. Unless consent of the Executive is obtained, such periods of being away from her principal office on behalf of the Company shall not exceed thirty (30) calendar days per year.

         11. DISCHARGE WITH CAUSE. For the purposes of this Agreement, the Company shall be deemed to have discharged the Executive for cause only if any one of the following conditions existed:

                 (a) If the Executive shall have become disabled for a period of more than one hundred eighty (180) consecutive days;

                 (b) If the Executive shall have willfully breached or habitually neglected her duties and responsibilities as the Vice President of Administration and Human Resources and Corporate Secretary of the Company; or

                 (c) If the Executive shall have been convicted of any felony offense during the term of this Agreement.

The discharge of the Executive by the Company when none of the foregoing conditions exist shall be deemed to be a discharge without cause. "Disability" as used herein shall mean any physical, emotional or mental injury, illness or incapacitation, other than death, which renders the Executive unable to perform the principal duties, functions and responsibilities required of her under this Agreement, even with reasonable accommodation.

         12. DISCHARGE WITHOUT CAUSE. If, in the absence of severance benefits being payable to the Executive in connection with a Change of Control, the Executive's employment with the Company is terminated by the Company for any reason other than Cause or the death of the Executive, the Company shall pay the Executive, or the Executive's estate in the event of the death of the Executive, the remaining salary due to the Executive under Section 5(a) of this Agreement. Such payment shall be in lieu of any other amounts payable to the Executive hereunder and shall made in a single lump sum within 30 days of the termination of the Executive's employment by the Company. The term of this Agreement shall end on the date of termination of employment.

         13.     GENERAL PROVISIONS.

                 (a) ARBITRATION. ANY DISPUTES, CLAIMS, OR CONTROVERSIES BETWEEN THE COMPANY AND THE EXECUTIVE, INCLUDING, BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PARTIES' EMPLOYMENT RELATIONSHIP, SHALL BE SETTLED BY BINDING ARBITRATION AS PROVIDED HEREIN. SUCH BINDING ARBITRATION SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR ANY





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         SUCH DISPUTE, CLAIM, OR CONTROVERSY.  ALL ARBITRATION SHALL BE IN
         ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND SHALL BE UNDERTAKEN PURSUANT TO THE FEDERAL ARBITRATION ACT. ARBITRATION WILL BE HELD IN THE LOCATION SET FORTH IN SECTION 10(a) FOR THE PLACE OF PERFORMANCE OF THE EXECUTIVE'S DUTIES (AT THE TIME OF THE ARBITRATION), UNLESS THE PARTIES MUTUALLY AGREE TO ANOTHER LOCATION. THE DECISION OF THE ARBITRATOR WILL BE ENFORCEABLE IN ANY COURT OF COMPETENT JURISDICTION. EACH PARTY SHALL BEAR THEIR OWN COSTS AND ATTORNEY'S FEES IN CONNECTION WITH THE ARBITRATION AND AGREES THAT PUNITIVE, LIQUIDATED OR INDIRECT DAMAGES SHALL NOT BE AWARDED BY THE ARBITRATOR. IF ANY PROVISION OF THIS AGREEMENT IS FOUND UNENFORCEABLE BY ANY COURT OF COMPETENT JURISDICTION, SUCH FINDING SHALL NOT INVALIDATE THE PARTIES' OBLIGATION TO ARBITRATE OR THE ENFORCEABILITY OF THIS PROVISION. THIS PROVISION SHALL SURVIVE THE TERMINATION OR RECISION OF THIS AGREEMENT.

                 (b) Notices. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid, return receipt requested, addressed to the parties at their respective addresses set forth below their signatures to this Agreement, or at such other addresses as they may specify to the other in writing.

                 (c) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and shall be performable in Dallas County, Texas.

                 (d) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable.

                 (e) Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. Without limiting the foregoing, the Executive waives any and all rights under the Executive's employment agreement(s) with Alexander and under any other employment, severance, or compensation arrangements with Alexander other than any stock option, stock award, or qualified plans of Alexander which continue to be maintained by the Company after the Closing Date. No terms, conditions or warranties, other than those contained herein, and no amendments or





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         modifications hereto shall be binding unless made in writing and signed by the parties hereto.

                 (f) Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. In the event the Executive dies prior to the termination of this Agreement, any compensation or other payment due and owing to the Executive on or before the date of the Executive's death shall be paid to her executors, administrators, heirs or legal representatives. Since the duties and services of the Executive hereunder are special, personal and unique in nature, the Executive may not transfer, sell or otherwise assign her rights, obligations or benefits under this Agreement.

                 (g) Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provisions by either party or of the breach of any other term or provision of this Agreement.

                 (h) Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any word, clause, paragraph or provision of this Agreement.

                 (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Executive Employment Agreement as of the day and year first written above, effective as of the date specified above.


                                        COMPANY:

                                        NATIONAL ENERGY GROUP, INC.



                                        By: /s/ Miles D. Bender
                                           ------------------------------------
                                        Its:  President and CEO

                                        1400 One Energy Square
                                        4925 Greenville Avenue
                                        Dallas, Texas 75206





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                                        EXECUTIVE:


                                        /s/ Sue Barnard
                                        ---------------------------------------
                                        Name:  Sue Barnard

                                        2313 Southwest 92nd Street
                                        Oklahoma City, Oklahoma  73159





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